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                                                                   EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS



WE CONSENT TO THE INCORPORATION BY REFERENCE IN THE REGISTRATION STATEMENT ON FORM S-3 PERTAINING TO THE REGISTRATION OF 1,001,214 COMMON SHARES OF OUR REPORT DATED MAY 25, 1995 WITH RESPECT TO THE CONSOLIDATED FINANCIAL STATEMENTS OF PHARMA PATCH PLC AS OF FEBRUARY 28, 1995 AND 1994 AND FOR THE YEARS ENDED FEBRUARY 28, 1995, 1994 AND 1993 INCLUDED IN THE REGISTRATION STATEMENT (FORM S-1) OF TECHNICAL CHEMICALS AND PRODUCTS, INC. FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.



                                                      /s/ Ernst & Young

DUBLIN, IRELAND                                       CHARTERED ACCOUNTANTS
MAY 28, 1996